Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-181761) pertaining to the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan of our report dated June 21, 2017, with respect to the financial statements and supplemental schedule of the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

/s/ Ernst & Young
Chicago, Illinois
June 21, 2017